Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Five9, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: January 17, 2017

Partech U.S. Partners IV LLC
By 47th Parallel LLC, its Managing Member

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

Partech International Growth Capital I LLC
By 46th Parallel LLC, its Managing Member
By 45th Parallel LLC, its Managing Member

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

Partech International Growth Capital II LLC
By 46th Parallel LLC, its Managing Member
By 45th Parallel LLC, its Managing Member

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

Partech International Growth Capital III LLC
By 46th Parallel LLC, its Managing Member
By 45th Parallel LLC, its Managing Member

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

AXA Growth Capital II LP
By 48th Parallel LLC, its Investment General Partner

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

45th Parallel LLC

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

46th Parallel LLC
By 45th Parallel LLC, its Managing Member

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

47th Parallel LLC

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

48th Parallel LLC

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Managing Member

PAR SF II, LLC

/s/ Vincent R. Worms
Name: Vincent R. Worms
Title: Sole Member

By:	/s/ Vincent R. Worms
Name: Vincent R. Worms